QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

AES GENER S.A.

LAW DEBENTURE TRUST COMPANY OF NEW YORK, Trustee

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, Note Registrar and Paying Agent

INDENTURE

Dated as of March 22, 2004

7.50% Senior Notes due 2014

CROSS REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
§310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§311(a)	613(a)
(b)	613(b)
(b)(2)	703(a)(2)
703(b)
§312(a)	701
702(a)
(b)	702(b)
(c)	702(c)
§313(a)	703(a)
(b)(1)	Not Applicable
(b)(2)	703(b)
(c)	703(a), 703(b)
(d)	703(c)
§314(a)	704
(a)(4)	704
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§315(a)	601(a)
(b)	602
703(a)(6)
(c)	601(b)
(d)	601(c)
(d)(1)	601(a)(1)
(d)(2)	601(c)(2)
(d)(3)	601(c)(3)
(e)	514
§316(a)(1)(A)	502
512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	105
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	107

NOTE:    This Cross Reference Table is not part of the Indenture.

i

ii

SECTION 1007.	Limitation on Liens	67
SECTION 1008.	Limitation on Sale and Lease-Back Transactions	68
SECTION 1009.	Payment of Taxes	69
SECTION 1010.	Defeasance of Certain Obligations	69
SECTION 1011.	Waiver of Certain Covenants	70
SECTION 1012.	Further Assurances	70
SECTION 1013.	Limitation on Indebtedness	70
SECTION 1014.	Limitation on Sales of Assets	72
SECTION 1015.	Limitation on Restricted Payments	73
SECTION 1016.	Limitations on Transactions with Affiliates	75
SECTION 1017.	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	76
SECTION 1018.	Repurchase of U.S. Convertible Notes and Chilean Convertible Notes	76
SECTION 1019.	Information	77
SECTION 1020.	Books and Records	77
SECTION 1021.	Compliance with Applicable Laws	77
SECTION 1022.	Maintenance of Governmental Approvals	77
SECTION 1023.	Ranking	78
SECTION 1024.	Appointment to Fill a Vacancy in Office of Trustee	78
SECTION 1025.	Release of Covenants	78
ARTICLE ELEVEN REDEMPTION OF NOTES		79
SECTION 1101.	Applicability of Article	79
SECTION 1102.	Election to Redeem; Notice to Trustee	79
SECTION 1103.	Selection by Trustee of Notes to Be Redeemed	79
SECTION 1104.	Notice of Redemption	79
SECTION 1105.	Deposit of Redemption Price	80
SECTION 1106.	Notes Payable on Redemption Date	80
SECTION 1107.	Notes Redeemed in Part	80
SECTION 1108.	Optional Redemption in the Event of Change in Chilean Tax Treatment	80
SECTION 1109.	Optional Redemption	81
ARTICLE TWELVE MISCELLANEOUS		83
SECTION 1201.	Consent to Jurisdiction; Appointment of Agent to Accept Service of Process	83
SECTION 1202.	Counterparts	84
TESTIMONIUM		85
SIGNATURE		85
ACKNOWLEDGEMENTS		85

iii

        INDENTURE, dated as of March 22, 2004 between AES GENER S.A., a corporation duly organized and existing under the laws of the Republic of Chile (herein called the "Company"), having its principal office at Mariano Sanchez Fontecilla 310, 3rd Floor, Santiago, Chile, Law Debenture Trust Company of New York, a New York banking corporation, as Trustee (herein called the "Trustee") and Deutsche Bank Trust Company Americas, a New York Banking Corporation, as Note Registrar and Paying Agent.

RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) US$400,000,00 aggregate principal amount of 7.50% Senior Notes due 2014, Series A (the "Initial Notes"), (ii) 7.50% Senior Notes due 2014, Series B (the "Exchange Notes") to be issued in exchange for the Initial Notes pursuant to a Registration Rights Agreement (as defined below) and (iii) any Additional Notes (as defined below) (the Initial Notes, the Exchange Notes and the Additional Notes are referred to herein as the "Notes" and are treated as a single class of securities under this Indenture), of substantially the tenor hereinafter set forth.

        All things necessary have been done to make the Notes, when executed and duly issued by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company, the Trustee and the Note Registrar and Paying Agent in accordance with the terms hereof.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of series thereof, as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.    Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1)   the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (2)   all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (3)   (a) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Chilean GAAP (as defined herein), (b) except as otherwise herein expressly provided, the term Chilean GAAP, with respect to any computation required or permitted hereunder, shall mean Chilean GAAP as of the date of such computation, and (c) notwithstanding any provisions of Chilean GAAP to the contrary, to the extent that any computation required or permitted hereunder with respect to a specified period involves the conversion of Chilean peso amounts for such period into U.S. dollar amounts, or vice versa, the conversion rate used shall be the average daily observed exchange rates reported by the Chilean Central Bank during such period; and

            (4)   the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            Certain terms, used principally in Article Six, are defined in that Article.

            "Act", when used with respect to any Holder, has the meaning specified in Section 104.

            "Additional Amounts" has the meaning specified in Section 308.

            "Additional Assets" means:

            (1)   any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

            (2)   the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

            (3)   Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

          "Additional Notes" means any notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Sections 303, 315 and 1013 hereof.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under Section 1016 hereof only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent or the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

            (1)   any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

            (2)   all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

            (3)   any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than:

            (a)   a disposition by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary;

            (b)   for purposes of the provisions of Section 1014 hereof only, a disposition subject to the provisions of Section 1015 hereof;

            (c)   a disposition of assets with a fair market value of less than US$5,000,000;

            (d)   a disposition of Temporary Cash Investments or goods held for sale in the ordinary course of business or obsolete equipment or other obsolete assets in the course of business consistent with past practices of the Company;

            (e)   the disposition of all or substantially all of the assets of the Company in a manner permitted under Section 801 hereof;

            (f)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;

            (g)   the disposition of assets in a Sale-Leaseback Transaction, if otherwise permitted by Section 1008 hereof;

            (h)   the expropriation or loss of control and/or ownership of TermoAndes and/or InterAndes for any reason, whether voluntary or involuntary; and

            (i)    the Incurrence of any Lien permitted by Section 1007 hereof.

          "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          "Authenticating Agent" means any Person authorized to authenticate and deliver Notes on behalf of the Trustee pursuant to Section 614.

          "Authorized Officer" means any duly authorized officer of the Company or any Subsidiary.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

            (1)   the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

            (2)   the sum of all such payments.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of the Board of Directors of such Person.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

          "Business Day", when used with respect to the Place of Payment, means each day which is not a Saturday, a Sunday or a day on which banking institutions in the Place of Payment are authorized or obligated by law to remain closed.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with Chilean GAAP and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with Chilean GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Chile" means the Republic of Chile, its territories, its possessions and other areas subject to its jurisdiction.

          "Chilean Convertible Notes" means the Company's 6% Chilean convertible notes due 2005.

          "Chilean GAAP" means generally accepted accounting principles in Chile and the rules of the Superintendencia de Valores y Seguros.

          "Chilean Taxes" has the meaning specified in Section 308.

          "Chivor" means Chivor S.A. E.S.P.

          "Clearstream" means Clearstream Banking, société anonyme, Luxembourg.

          "Closing Date" means March 22, 2004.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by the Chairman of its Board of Directors or its General Manager and by its Deputy General Manager, its Chief Financial and Administrative Officer or its General Counsel, and delivered to the Trustee.

          "Consolidated EBITDA" means, for any period, the aggregate of (i) Consolidated Operational Cash Flow plus (ii) Consolidated Other Income plus (iii) cash received by the Company and its Restricted Subsidiaries from Unrestricted Subsidiaries and Equity-Method Investees.

          "Consolidated Interest Charges" means, for any period, the aggregate amount of Consolidated interest charges Incurred or accrued (including, but not limited to, any amount thereof capitalized) by the Company and its Restricted Subsidiaries during such period as determined in accordance with Chilean GAAP.

          "Consolidated Net Income" means, for any period, Consolidated net income for such period; provided, however, that there shall not be included in such Consolidated Net Income:

            (1)   any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

              (a)   subject to the limitations contained in clause (4) below, the Company's portion of the net income of a Person in which it has an ownership interest lower than required for such Person to be Consolidated for such period shall be included to reflect the Company's portion of such net income; but only to the extent that such Person is not restricted in its ability to distribute the Company's portion of such Person's net income to the Company; and

              (b)   the Company's portion of the net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

            (2)   any net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

            (3)   any net income or net loss of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not, at the date of determination, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived;

            (4)   any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Restricted Subsidiaries (including pursuant to any Sale and Lease-Back Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

            (5)   any extraordinary or otherwise nonrecurring gain or loss;

            (6)   any gain or loss related to currency fluctuation; and

            (7)   the cumulative effect of a change in accounting principles.

          "Consolidated Operational Cash Flow" means, for any period, the aggregate of (i) Consolidated operating income plus (ii) Consolidated depreciation on fixed assets of the Company and its Restricted Subsidiaries plus (iii) Consolidated amortization of intangible assets of the Company and its Restricted Subsidiaries.

          "Consolidated Other Income" means, for any period, the aggregate of (i) Consolidated financial income plus (ii) cash received by the Company and its Restricted Subsidiaries within its then current Fiscal Year in respect of proceeds from business interruption insurance claims, to the extent such claims represent claims for lost revenues and only if the Board of Directors of the Company or the relevant Restricted Subsidiary reasonably concludes that such lost revenue will be replaced (other than with the proceeds of such insurance claims) within six months of the event giving rise to the claim for business interruption insurance.

          "Consolidated Total Indebtedness" means, as of any date of determination, Consolidated indebtedness as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries.

          "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with Chilean GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

          "Corporate Trust Office" means the principal office of the Trustee in the City of New York, at which at any particular time its corporate trust business shall be administered, which at the date hereof is 767 Third Avenue, New York, New York 10017, attention: Corporate Trust Administration.

          "corporation" includes corporations, associations, companies and business trusts.

          "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

          "default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 301, which must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, if so provided pursuant to Section 301 with respect to the Notes, any successor to such Person.

          "Discharged" means, with respect to the Notes, the discharge of the entire indebtedness represented by, and obligations of the Company under, the Notes and the satisfaction of all the obligations of the Company under this Indenture relating to the Notes, except (A) the rights of Holders of the Notes to receive, from the trust fund described in Section 403 hereof, payment of the principal of and interest and premium, if any, on the Notes when such payments are due, (B) the Company's obligations with respect to the Notes with respect to registration, transfer, exchange and maintenance of the Place of Payment and (C) the rights, powers, trusts, duties, protections and immunities of the Trustee under this Indenture.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

      (i)
      matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

      (ii)
      is convertible or exchangeable for Indebtedness or Disqualified Stock; or

      (iii)
      is redeemable at the option of the holder thereof, in whole or in part;

  in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" provision applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provision of the covenants described under Section 1014.

          "Eléctrica Santiago" means Sociedad Eléctrica Santiago S.A.

          "Equity-Method Investee" means a Person in which the Company or a Restricted Subsidiary has an ownership interest lower than required for such Person to be Consolidated.

          "Euroclear" means Euroclear System.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Notes" means (i) the 7.50% Senior Notes due 2014, Series B and (ii) Additional Notes, if any, issued pursuant to a registration statement filed with the Commission under the Securities Act.

          "Excess Additional Amounts" has the meaning specified in Section 1108.

          "Financial Close" means, with respect to any Project Finance Subsidiary, the time at which initial financing (other than any financing provided by any Affiliate of such Project Finance Subsidiary or any bridge financing) is made available to such Project Finance Subsidiary to finance its project for the acquisition, construction, development or exploitation of any power plant, transmission facility, distribution facility or related facility.

          "Fiscal Year" means the period of twelve consecutive months ending on December 31 of each year.

          "Fitch" means Fitch Ratings Ltd. and its successors.

          "Funded Debt" means Indebtedness of the Company (including the Notes) maturing by the terms thereof more than one year after the original creation thereof.

          "Gener Argentina" means Gener Argentina S.A.

          "Global Note" means a Note evidencing all or part of a series of Notes issued to the Depositary for such series or its nominee and registered in the name of such Depositary or nominee.

          "Good Faith Contest" means the contest of liability for Taxes if such liability is diligently contested in good faith by appropriate proceedings timely instituted and (a) adequate reserves are established if required by and in accordance with Chilean GAAP with respect to the contested liability and held in cash or investments and (b) during the period of such contest the enforcement of any contested liability is effectively stayed.

          "Governmental Authority" means any nation, state, sovereign or government, any federal, regional, state, municipal, local or political subdivision thereof or any department, commission, board, bureau, agency, instrumentality, judicial or administrative body or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of any Person:

            (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

            (2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" means a Person in whose name a Note is registered in the Note Register.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person is merged or consolidated with the Company or becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time of such merger or consolidation or at the time it becomes a Subsidiary of the Company. The term "Incurrence" when used as a noun shall have a correlative meaning. Neither the accretion of principal of a non-interest bearing or other discount security nor the capitalization of interest on Indebtedness shall be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (1)   the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

            (2)   the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (3)   all reimbursement obligations of such Person in respect of the face amount of letters of credit or other similar instruments;

            (4)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and contingent obligations to pay earn-outs), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

            (5)   all Capitalized Lease Obligations and all Attributable Debt of such Person;

            (6)   the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (7)   all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

              (a)   the fair market value of such asset at such date of determination and

              (b)   the amount of such indebtedness of such other Persons;

            (8)   to the extent not otherwise included in this definition, Hedging Obligations and Regulated Customer Revenue Hedges of such Person to the extent that such Hedging Obligations and Regulated Customer Revenue Hedges appear as a liability on the balance sheet of such Person, prepared in accordance with Chilean GAAP; and

            (9)   all obligations of the type referred to in clauses (1) through (8) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Initial Notes" means the US$400,000,000 aggregate principal amount of 7.50% Senior Notes due 2014, Series A.

          "InterAndes" means InterAndes S.A.

          "interest", when used with respect to any Note, means the amount of all interest accruing on such Note, including any and all additional interest payable on such Note pursuant to the Registration Rights Agreement.

          "Interest Coverage Ratio" means, for any period of four consecutive fiscal quarters ending on the last day of a fiscal quarter in a Fiscal Year, (i) Consolidated EBITDA for such period divided by (ii) Consolidated Interest Charges for such period; provided, however, that:

            (a)   if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Interest Coverage Ratio, Consolidated EBITDA and Consolidated Interest Charges for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

            (b)   if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period;

            (c)   if since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that is merged with or into the Company or any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Charges for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; any such pro forma calculation may include adjustments appropriate to reflect, without duplication, (x) any such acquisition to the extent such adjustments may be reflected in the preparation of pro forma financial information in accordance with the requirements of Chilean GAAP and Article XI of Regulation S-X under the Exchange Act, (y) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made during any of the four fiscal quarters constituting the four-quarter reference period prior to the date of determination and (z) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made by the Company during either of the two fiscal quarters immediately preceding the four-quarter reference period prior to the date of determination; provided that in either case such adjustments are set forth in an Officers' Certificate that states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to this Indenture; and

            (d)   if since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Charges for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

          "Interest Payment Date" means, when used with respect to any Note, the stated maturity of an installment of interest on such Note, as set forth in such Note.

          "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 1015 hereof:

            (1)   Investment shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

              (a)   the Company's Investment in such Subsidiary at the time of such redesignation less

              (b)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

            (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case, as determined in good faith by the Board of Directors of the Company.

          "Investment Grade Rating" means a rating equal to or higher than Baa3 by Moody's and BBB- by S&P and Fitch.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Restricted Subsidiaries taken as a whole; (b) the ability of the Company to perform any of its obligations under this Indenture; or (c) the material rights of or benefits available to the Holders or the Trustee, as representative of the Holders.

          "Maturity", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Minimum Legally Required Dividend" means, for any Person and any period, an amount equal to the minimum dividend required to be distributed under applicable law by such Person to holders of its Capital Stock during such period.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

            (1)   all legal fees and expenses, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under Chilean GAAP, as a consequence of such Asset Disposition;

            (2)   all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

            (3)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

            (4)   appropriate amounts to be provided by the seller as a reserve, in accordance with Chilean GAAP against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

            (5)   all payments required to be made on Indebtedness outstanding under the TermoAndes/InterAndes Facility in connection with such Asset Disposition.

          "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

          "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

          "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

          "Nueva Renca Plant" means Eléctrica Santiago's gas-fired combined-cycle power plant in Santiago, Chile with a nominal capacity of 379 MW.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board or the General Manager, and by the Deputy General Manager, the Chief Financial and Administrative Officer or the General Counsel, of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or regular counsel for the Company, or may be other counsel reasonably acceptable to the Trustee.

          "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (1)   Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (2)   Notes, or portions thereof, for whose payment or redemption money or U.S. Governmental Obligations in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, however, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (3)   Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned as described above which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          "Parent" means Inversiones Cachagua Limitada.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company; provided, however, that Deutsche Bank Trust Company Americas shall initially be appointed as a Paying Agent.

          "Permitted Investment" means:

          (1)   an Investment by the Company or any Restricted Subsidiary in the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2)   an Investment by the Company or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or Consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3)   Temporary Cash Investments;

          (4)   receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6)   stock, obligations or securities received in settlement of (or foreclosure with respect to) debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (7)   an Investment by the Company or any Restricted Subsidiary in any Person to the extent such Investment represents the non-cash or deemed cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 1014 hereof;

          (8)   any Investment existing on the Closing Date;

          (9)   Hedging Obligations and Regulated Customer Revenue Hedges permitted under paragraph (2) (f) of Section 1013 hereof;

          (10) Guarantees of Indebtedness permitted under Section 1013 hereof;

          (11) Investments which are made exclusively with Capital Stock of Parent or the Company (other than Disqualified Stock);

          (12) the contribution of the Renca Plant Assets to an Unrestricted Subsidiary in connection with the conversion of the Renca Plant from a steam turbine plant into a combined-cycle plant; and

          (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed US$l0,000,000 at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Place of Payment" means New York, New York; provided however, that if (i) definitive Notes have been issued and are outstanding and (ii) the Notes are listed on the Luxembourg Stock Exchange, then the Place of Payment shall also include Luxembourg.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "Private Placement Legend" shall mean the third paragraph of the legend initially set forth in the Notes in the form set forth in Section 202 hereof.

          "Project Finance Subsidiary" means any Unrestricted Subsidiary that is a special purpose vehicle to be engaged in an energy business and established to finance a project for the acquisition, construction, development and exploitation of any power plant, transmission facility, distribution facility or related facility.

          "Purchase Money Indebtedness" means Indebtedness:

          (1)   consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

          (2)   Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness is Incurred within 180 days before or after the acquisition by the Company or such Restricted Subsidiary of such asset.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, exclusive of accrued and unpaid interest.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, replace, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, repay, redeem, retire, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness that Refinances Refinancing Indebtedness); provided, however, that:

          (1)   the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2)   the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

          (3)   such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus reasonable expenses incurred in connection therewith); and

          (4)   if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced; provided further, however,that Refinancing

  Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, between the Company and the other party named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the other parties thereto, as such agreements may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

          "Regular Record Date" for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose in the Notes.

          "Regulated Customer Revenue Hedge" means any agreement into which the Company and/or its Restricted Subsidiaries may enter in order to mitigate the foreign exchange risk of sales to regulated customers in Chile and sales to unregulated customers in Chile where prices are linked to regulated prices, in each case through the establishment of a fixed exchange rate for peso-denominated revenues invoiced each month in a six-month period during which the regulated customer tariff (the precio nudo) remains unchanged in peso-denominated terms, unless modified by the relevant regulatory authority in Chile in accordance with applicable regulations.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Note" means a permanent Global Note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

          "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

          "Renca Plant" means Eléctrica Santiago's combined fuel oil/diesel power plant in Santiago, Chile with a nominal capacity of 100 MW.

          "Renca Plant Assets" means (1) the turbines, furnaces, electricity transformers and other devices located in Santiago, which together comprise the Renca Plant, (2) 3.8 acres of land upon which the Renca Plant is located, (3) a 500 Gwh electricity supply agreement to deliver energy produced by the Renca Plant to one or more customers, (4) all electrical connections from the Renca Plant to the SIC, and (5) all regulatory and environmental permits relating to the operation of the Renca Plant, in each case (a) to the extent not shared with the Nueva Renca Plant or any Restricted Subsidiary and (b) existing on the Closing Date.

          "Responsible Officer", when used with respect to the Trustee, means any vice president, the secretary, the treasurer, any trust officer, any corporate trust officer, or any other officer or assistant officer of the Trustee, which in each case is assigned to its Corporate Trust Department, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Note" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Global Note" means a permanent Global Note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors.

          "Sale and Lease-Back Transaction" means any arrangement with any person (other than the Company or a Restricted Subsidiary), or to which any such person is a party, providing for the leasing to the Company or a Restricted Subsidiary for a period of more than three years of any property or assets which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person or to any other person (other than the Company or a Restricted Subsidiary) to which funds have been or are to be advanced by such person on the security of the leased property or assets.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "Senior Indebtedness" means all unsubordinated Indebtedness of the Company or of any Restricted Subsidiary, whether outstanding on the Closing Date or Incurred thereafter.

          "Senior Officer" means the Chairman of the Board, the General Manager, the Deputy General Manager and the Chief Financial and Administrative Officer of the Company.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

          "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with Chilean GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity:

          (1)   of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held; or

          (2)   that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Taxes" means, with respect any Person, any tax (whether income, gross receipts, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding directly or indirectly imposed, assessed or levied on such Person or collected by, or for the account of any Governmental Authority by, such Person.

          "Temporary Cash Investments" means any of the following:

          (1)   any investment in direct obligations of the United States or any agency thereof or obligations Guaranteed by the United States or any agency thereof;

          (2)   investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of US$250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

          (3)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4)   investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-l" (or higher) according to S&P;

          (5)   investments in securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's; and

          (6)   (a) marketable direct obligations issued or unconditionally Guaranteed by Chile, (b) time deposits or certificates of deposit of a Chilean bank, the commercial paper or other short-term unsecured debt obligations of which (or in the case of a bank that is the principal subsidiary of a holding company, the holding company) are rated the highest rating of any Chilean bank, but in no event less than the short-term rating of "A2" by S&P or "P2" by Moody's, and maturing within 90 days (unless the short term rating is not less than "Al" by S&P or "P1" by Moody's in which case maturing within one (1) year) from the date of acquisition thereof by the Company or a Restricted Subsidiary, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, or (d) commercial paper of a Chilean issuer the long-term unsecured debt obligations of which are rated the highest rating of a Chilean issuer, but in no event not less than the equivalent short term rating of "A2" by S&P or "P2" by Moody's, and maturing within 90 days (unless the short term rating is not less than "A1" by S&P or "P1" by Moody's, in which case maturing within one (1) year) from the date of acquisition thereof by the Company or a Restricted Subsidiary.

          "TermoAndes" means TermoAndes S.A.

          "TermoAndes/InterAndes Facility" means the term loan credit facilities made available to the Company under the Credit Agreement dated as of February 27, 2004 among the Company, TermoAndes, InterAndes, Gener Argentina, the banks signatory thereto and Deutsche Bank AG, New York Branch, as administrative agent.

          "TermoAndes/InterAndes Refinancing Transactions" means (i) the repayment or purchase, as applicable, of the outstanding Indebtedness of TermoAndes and InterAndes with the secured funds of TermoAndes and InterAndes and the proceeds from the TermoAndes/InterAndes Facility, (ii) the partial prepayment and capitalization of the outstanding hedging obligations of

  TermoAndes and InterAndes with the secured funds of TermoAndes and InterAndes and the proceeds from the TermoAndes/InterAndes Facility, and (iii) the Investment of the Indebtedness of TermoAndes and InterAndes into TermoAndes and InterAndes by the Company, and cancellation of such Indebtedness by TermoAndes and InterAndes.

          "Total Capitalization" means, as to any Project Finance Subsidiary, the projected total cost of acquiring, constructing, developing and exploiting any power plant, transmission facility, distribution facility or related facility as of the Financial Close relating thereto, as determined in good faith by the Board of Directors of the Company on the basis of reasonable assumptions.

          "Total Debt to EBITDA Ratio" means at any date (i) Consolidated Total Indebtedness less Unrestricted Cash, divided by (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date provided, however,that:

          (a)   if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Total Debt to EBITDA Ratio, Consolidated EBITDA for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (b)   if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period;

          (c)   if since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that is merged with or into the Company or any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; any such pro forma calculation may include adjustments appropriate to reflect, without duplication, (x) any such acquisition to the extent such adjustments may be reflected in the preparation of pro forma financial information in accordance with the requirements of Chilean GAAP and Article XI of Regulation S-X under the Exchange Act, (y) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made during any of the four fiscal quarters constituting the four-quarter reference period prior to the date of determination and (z) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made by the Company during either of the two fiscal quarters immediately preceding the four-quarter reference period prior to the date of determination; provided that in either case such adjustments are set forth in an Officers' Certificate that states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to this Indenture; and

          (d)   if since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of twelve months).

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.

          "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          "Unrestricted Cash" means, as of any date of determination, cash or cash equivalents as set forth on the balance sheet of the Company and its Restricted Subsidiaries minus, without duplication, the sum of cash or cash equivalents (i) held in accounts in the ordinary operation of the business, (ii) required to be shown as restricted cash or cash equivalents in accordance with Chilean GAAP on such balance sheet (or the notes thereto) or otherwise unavailable to the Company and its Restricted Subsidiaries for general use as a result of applicable law or agreement with a third party, and (iii) held or required to be held in an escrow account or otherwise legally segregated from the funds of the Company and its Restricted Subsidiaries.

          "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend, including, without limitation, the Exchange Notes.

          "Unrestricted Subsidiary" means:

          (1)   Chivor;

          (2)   any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (3)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary pursuant to clause (2) above unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

          (a)   the Subsidiary to be so designated has total consolidated assets of US$l,000 or less; or

          (b)   if such Subsidiary has consolidated assets greater than US$l,000, then such designation would be permitted under Section 1015 hereof.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          (i)    the Company could Incur US$l.00 of additional Indebtedness under paragraph (1) of Section 1013 hereof; and

          (ii)   no Event of Default shall have occurred and be continuing.

        Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary pursuant to clause (2) above, by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Convertible Notes" means the Company's 6% senior convertible notes due 2005.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and that are not callable or redeemable at the issuer's option.

          "Value" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of: (1) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (2) the fair value in the opinion of the Board of Directors of the Company or the relevant Restricted Subsidiary of such property at the time of entering into such Sale and Lease-Back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 102.    Compliance Certificates and Opinions.

        Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.    Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.    Acts of Holders.

          (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

           Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Note, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary's standing instructions and customary practices.

          (b)   The fact and date of the execution by any Person of any such instrument, writing or proxy may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument, writing or proxy acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument, writing or proxy, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c)   The ownership of Notes shall be proved by the Note Register.

          (d)   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (e)   The Company may set any day as the record date for the purpose of determining the Holders of Outstanding Notes entitled to make any request or demand, or give any authorization, direction, notice, consent or waiver, or take any other action, provided or permitted by this Indenture to be made, given or taken by Holders of Notes.

           With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly appointed agents), and only such Persons, shall be entitled to take relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be taken hereunder only by Holders of a requisite principal amount of Outstanding Notes (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be taken by any Holder shall be effective hereunder unless taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Notes on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such expiration date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from taking, at any time, any action contrary to or different from, any action previously taken, or purported to have been taken, hereunder by such Holder, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Notwithstanding the foregoing or the Trust Indenture Act, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any action to be taken by Holders pursuant to Section 501, 502 or 512.

           Upon receipt by the Trustee of notice of any default described in Section 501, any declaration of acceleration, or any rescission and annulment of any such declaration, pursuant to Section 502 or of any direction in accordance with Section 512, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Notes entitled to join in such notice, declaration, or rescission and annulment, or direction, as the case may be, which record date shall be the close of business on the day the Trustee receives such notice, declaration, rescission and annulment or direction, as the case may be. The Holders of Outstanding Notes on such record date (or their duly appointed agent), and only such Persons, shall be entitled to join in such notice, declaration, rescission and annulment, or direction, as the case may be, whether or not such Holders remain Holders after such record date; provided, however, that, unless such notice, declaration, rescission and annulment, or direction, as the case may be, shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Notes on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such notice of default, declaration, or rescission and annulment or direction given or made by the Holders, as the case may be, shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice of default, a declaration of acceleration, a rescission and annulment of a declaration of acceleration or a direction in accordance with Section 512, contrary to or different from, or, after the expiration of such period, identical to, a previously given notice, declaration, rescission and annulment, or direction, as the case may be, that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.

SECTION 105.    Notices, Etc., to Trustee and Company.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1)   the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

          (2)   the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.    Notice to Holders; Waiver.

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made at the direction of the Company in a manner reasonably calculated, to the extent practicable under the circumstances, to provide prompt notice shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.    Conflict with Trust Indenture Act.

        If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 108.    Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.    Successors and Assigns.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.    Separability Clause.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.    Benefits of Indenture.

        Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.    Governing Law.

        This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113.    Legal Holidays.

        In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at the Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest, if any, or principal (and premium, if any) need not be made at the Place of Payment on such date, but may be made on the next succeeding Business Day at the Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

ARTICLE TWO
NOTE FORMS

SECTION 201.    Forms Generally.

        The Notes and the Trustee's certification of authentication with respect thereto shall be in substantially the form set forth, or referenced in, Sections 202 and 203 hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution thereof.

        The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officer or officers executing such Notes, as evidenced by the officer's or officers' execution of such Notes.

SECTION 202.    Form of Face of Note.

[If the Note is to be a Global Note, insert—THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE NOTE IS ISSUED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND

ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If the Note is an Initial Note, insert the following Private Placement Legend—NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE PURSUANT TO ANY OF CLAUSES (1) THROUGH (3) ABOVE, AES GENER S.A. OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION) AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. NOTES OWNED BY AN INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS, AS PROVIDED IN THE INDENTURE UNDER WHICH THE NOTES ARE ISSUED.

AES GENER S.A.
7.50% Senior Notes due 2014, Series

No.	US$

        AES GENER S.A., a corporation duly organized and existing under the laws of Chile (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                                 , or registered assigns, the principal sum of                        Dollars on March 25, 2014, and to pay interest thereon from                  , or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 25 and September 25 in each year, commencing                  , at the rate per annum provided in the title hereof, subject to an increase in certain circumstances as set forth on the reverse of this Note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 10 or September 10 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of (and premium, if any) and interest, if any, on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts; [If this Note is not a Global Note, insert—provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register].

        All payments of principal, interest and premium, if any, in respect of this Note shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Chile or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Chilean Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction the Company shall pay to the Holder such additional amounts ("Additional Amounts") as will result in the payment to such Holder of the amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

          (a)   in respect of any Chilean Taxes that would not have been so withheld or deducted but for the existence of any present or former connection, including a permanent establishment, between the Holder or beneficial owner of the Note or any payment in respect of such Note (or, if the holder or beneficial owner is an estate, nominee, trust, partnership or corporation, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the holder or beneficial owner) and Chile other than the mere receipt of such payment or the mere holding or ownership of such Note or beneficial interest;

          (b)   in respect of any Chilean Taxes that would not have been so withheld or deducted if the Note had been presented for payment within thirty days after the Relevant Date;

          (c)   in respect of any Chilean Taxes that would not have been so withheld or deducted but for the failure by the Holder, the beneficial owner of the Note or any payment in respect of such Note or the Trustee to (i) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or connection with Chile;

          (d)   in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;

          (e)   in respect of any Chilean Taxes payable other than by withholding or deduction;

          (f)    in respect of any payment to a holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note;

          (g)   where the obligation to pay such Additional Amounts could have been avoided by the Holder, the beneficial owner of the Note or the Trustee taking reasonable measures available to such Holder, beneficial owner or Trustee; or

          (h)   any combination of (a) through (g) above.

        "Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holder in accordance with this Indenture.

        References to principal, interest, discount or premium in respect of this Note shall be deemed also to refer to any Additional Amounts which may be payable as set forth in the Indenture or in this Note.

        The Company shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of Chilean Taxes. Copies of such receipts shall be made available to the Holder of this Note upon request.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

AES GENER S.A.
By:	[Title]

SECTION 203.    Form of Reverse of Note.

AES GENER S.A.

7.50% Senior Notes due 2014, Series

        This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued under an Indenture, dated as of March 22, 2004 (herein called the "Indenture"), between the Company,                        , as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) and,                        , as the initial Note Registrar and Paying Agent (herein called the "Paying Agent", which term includes any successor paying agent or note registrar under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Paying Agent and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to US$            .

        [If this Note is an Initial Note, insert—Pursuant to a Registration Rights Agreement between the Company and Deutsche Bank Securities Inc. dated March 22, 2004 (the "Registration Rights Agreement"), the Company shall use its best efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for 7.50% Senior Notes due 2014, Series B, of the Company (herein called the "Exchange Notes"), which will be registered under the Securities Act, in like principal amount and having identical terms as the Notes (other than as set forth in this paragraph). The Holders of Notes shall be entitled to receive certain additional interest payments in the event that such exchange offer is not consummated and upon certain other conditions, all pursuant to an accordance with the terms of the Registration Rights Agreement.]

        At the option of the Company, the Notes are subject to redemption upon not less than 30 or more than 60 days' notice by mail to the Holders of such Notes at their addresses in the Note Register on any date prior to the Maturity of the Notes at a Redemption Price equal to:

          (1)   100% of the principal amount of the Notes being redeemed, plus

          (2)   accrued and unpaid Interest thereof, if any, and Additional Interest thereon, if any, to but excluding, the Redemption Date, plus

          (3)   the Make-Whole Premium.

The "Make-Whole Premium" shall equal the excess, if any of:

          (1)   the sum of the present values, calculated as of the Redemption Date, of:

            (a)   each interest payment that, but for such redemption, would have been payable on the Note or portion thereof being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding accrued and unpaid Interest for the period prior to the Redemption Date), and

            (b)   the principal amount that, but for such redemption, would have been payable on March 25, 2014 on such Note or portion thereof being redeemed, over

          (2)   the principal amount of the Note being redeemed.

        The present values of interest and principal payments referred to in a clause (1) above will be determined in accordance with generally accepted principles of financial analysis. These present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the Redemption, to the Redemption Date at a discount rate equal to the Comparable Treasury Yield (as defined below) plus 50 basis points.

        The "Comparable Treasury Yield" shall mean the rate of interest per annum equal to the Weekly Average Yield to Maturity of United States Treasury Securities that have a constant maturity that corresponds to the remaining term to maturity of the Notes to be redeemed, calculated to the nearest 1/12th of a year. The Comparable Treasury Yield will be determined as of the third Business Day immediately preceding applicable Redemption Date.

        The "Weekly Average Yield to Maturity" of United States Treasury Securities shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release. If this statistical release sets forth a Weekly Average Yield to Maturity having a constant maturity that is the same as the remaining term calculated pursuant to this redemption provision, then the Comparable Treasury Yield will be equal to such Weekly Average Yield to Maturity. In all other cases, the Comparable Treasury Yield will be calculated by interpolation on a straight-line basis, between the Weekly Average Yield to Maturity of United States Treasury Securities that have a constant maturity closest to and greater than the remaining term and the United States Treasury Securities that have a constant maturity closest to and less than the remaining term (in each case as set forth in the H.15(519) Selected Interest Rates release, or any successor release). Any Weekly Average Yield to Maturity calculated by interpolation will be rounded to the nearest 1/100th of 1% with any figure of 1/200th of 1% or above being rounded upward. If the Weekly Average Yield to Maturity for United States Treasury Securities is not available in the H.15(519) Selected Interest Rates release, or any successor release, then the Comparable Treasury Yield shall be calculated by an independent investment bank, as set forth in the next paragraph.

        The Make-Whole Premium will be calculated by an independent investment banking institution of national standing. If the Company fails to appoint an independent investment banking institution of national standing at least 45 days prior to the Redemption Date, or if the independent investment banking institution appointed by the Company is unwilling or unable to calculate the Make-Whole Premium, the calculation will be made by Citigroup Global Markets Inc. If Citigroup Global Markets Inc. is unwilling or unable to make the calculation, the Company will appoint a different independent investment banking institution of national standing to make the calculation.

        In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        The Notes are also subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued interest to the Redemption Date, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Chile or any political subdivision or taxing authority thereof or therein, or any change in the official application, administration or interpretation of such laws, regulations or rulings in such jurisdiction, the Company has or will become obligated to pay Additional Amounts hereon at a rate of withholding or deduction in excess of 4.16%, if such change is announced on or after the Closing Date and such obligation cannot be avoided by the Company taking reasonable measures available to it, subject, as provided in the Indenture, to the delivery by the Company of an Officers' Certificate and written opinion of recognized Chilean counsel, independent of the Company, to the effect, among other things, that all governmental approvals necessary for the Company to effect such redemption, including any required approvals from the Chilean Central Bank, have been or at the time of redemption will be obtained and are in full force and effect and that the Company is entitled to effect such a redemption pursuant to the Indenture, and setting forth, in reasonable detail the circumstances giving rise to such right of redemption.

        The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Note and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        [If this Note is a Global Note, insert—This Note shall be exchangeable for Notes registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Note shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Note shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes of such series. Notes so issued in exchange for this Note shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Note, in authorized denominations and in the aggregate having the same principal amount as this Note and registered in such names as the Depositary for such Global Note shall direct.]

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of [If this Note is a Global Note, insert—a Note of the series of which this Note is a part] [If this Note is not a Global Note, insert—this Note] is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Note of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes of [If this Note is a Global Note insert—the series of which this Note is a part] [If this Note is not a Global Note, insert—this series] are issuable only in registered form without coupons in denominations of US$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Note shall be governed by and construed in accordance with the laws of the State of New York.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204. Form of Trustee's Certificate of Authentication.

        This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

, as Trustee
By

Name:
Title:

ARTICLE THREE
THE NOTES

SECTION 301.    Title and Terms.

        The final Stated Maturity of the Notes shall be March 25, 2014, and, subject to the increases provided for in the Registration Rights Agreement, the Notes shall bear interest at the rate of 7.50% per annum from the Closing Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually thereafter on March 25 and September 25 in each year, commencing September 25, 2004 to the Holders of record at the close of business on March 10 and September 10, respectively, immediately preceding such Interest Payment Dates, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand. The Depositary shall initially be The Depository Trust Company.

SECTION 302.    Denominations.

        The Notes shall be issuable in registered form without coupons in denominations of US$1,000 and any integral multiple thereof.

SECTION 303.    Execution, Authentication, Delivery and Dating.

        The Notes shall be executed on behalf of the Company by the Chairman of its Board of Directors, its General Manager, or its Chief Financial and Administrative Officer. The signature of any of these officers on the Notes may be manual or facsimile.

        Notes bearing the manual or facsimile signature of any individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of authentication of such Notes.

        The Trustee shall authenticate the Notes (including Exchange Notes from time to time in exchange for Initial Notes and any Additional Notes) upon written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes and whether the Notes are to be issued as definitive notes or Global Notes and such other information as the Trustee may reasonably request.

        Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

        Each Note shall be dated the date of its authentication.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, then for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304.    Temporary Notes.

        Pending the preparation of definitive Notes of any series, the Company may execute, and upon a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer or officers executing such Notes may determine, as evidenced by their execution of such Notes.

        If temporary Notes are issued, the Company will cause definitive Notes of that series to be prepared without unreasonable delay. After the preparation of definitive Notes of such series, the temporary Notes of such series shall be exchangeable for definitive Notes of such series upon surrender of the temporary Notes of such series at the office or agency of the Company in the Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same series and of like tenor of authorized denominations. Until so exchanged the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series.

SECTION 305.    Registration, Registration of Transfer and Exchange.

        The Company shall cause to be kept at the Corporate Trust Office of the Note Registrar a register (the register maintained in such office and in any other office or agency of the Company in the Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Deutsche Bank Trust Company Americas is hereby appointed as the initial "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

        Upon surrender for registration of transfer of any Note at the office or agency in the Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

        At the option of the Holder, any Note or Notes, other than a Global Note, may be exchanged for other Notes of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

        All Notes issued upon any registration of transfer or exchange of Notes pursuant to this Section 305 shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

        Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

        No service charge shall be made to the Holder for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 304, 906 or 1108 not involving any transfer.

        The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Notes selected for redemption under Sections 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

        The provisions of this Section 305 are, with respect to any Global Note, subject to Section 312 hereof.

SECTION 306.    Mutilated, Destroyed, Lost and Stolen Notes.

        If any mutilated Note is surrendered to the Note Registrar, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Note Registrar (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

        Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Note of that series duly issued hereunder.

        The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307.    Payment of Interest; Interest Rights Preserved.

        Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

        Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted

Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee and/or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee and/or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2)   The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section 307, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 308.    Additional Amounts.

        All payments of principal, interest and premium, if any, in respect of the Notes shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Chile or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Chilean Taxes"), unless such withholding or deduction is required by law. In that event the Company shall pay to the Holder such additional amounts ("Additional Amounts") as will result in the payment to such Holder of the amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

          (a)   in respect of any Chilean Taxes that would not have been so withheld or deducted but for the existence of any present or former connection, including a permanent establishment, between the Holder or beneficial owner of the Note or any payment in respect of such Note (or, if the holder or beneficial owner is an estate, nominee, trust, partnership or corporation, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the holder or beneficial owner) and Chile other than the mere receipt of such payment or the mere holding or ownership of such Note or beneficial interest;

          (b)   in respect of any Chilean Taxes that would not have been so withheld or deducted if the Note had been presented for payment within thirty days after the Relevant Date;

          (c)   in respect of any Chilean Taxes that would not have been so withheld or deducted but for the failure by the Holder, the beneficial owner of the Note or any payment in respect of such Note or the Trustee to (i) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or connection with Chile;

          (d)   in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;

          (e)   in respect of any Chilean Taxes payable other than by withholding or deduction;

          (f)    in respect of any payment to a holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note;

          (g)   where the obligation to pay such Additional Amounts could have been avoided by the holder, the beneficial owner of the Note or the Trustee taking reasonable measures available to such holder, beneficial owner or Trustee; or

          (h)   any combination of (a) through (g) above.

        "Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holder in accordance with this Indenture.

        References to principal, interest or premium in respect of these Notes shall be deemed also to refer to any Additional Amounts which may be payable as set forth in this Indenture or in these Notes.

        At least 10 Business Days prior to the first Interest Payment Date (and at least 10 Business Days prior to each succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate), the Company will furnish to the Trustee and any Paying Agents an Officers' Certificate instructing the Trustee and any Paying Agents whether payments of principal of or interest on the Notes due on such Interest Payment Date shall be without deduction or withholding for or on account of any Chilean Taxes. If any such deduction or withholding shall be required, prior to such Interest Payment Date the Company will furnish the Trustee and any Paying Agents with an Officers' Certificate which specifies the amount, if any, required to be withheld on such payment to Holders and certifies that the Company shall pay such withholding or deduction. The Company covenants to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense reasonably incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with actions taken or omitted by the Trustee in reliance on any Officers' Certificate furnished pursuant to this paragraph. Any Officers' Certificate required by this Section 308 to be provided to the Trustee and any Paying Agents shall be deemed to be duly provided if telecopied to the Trustee and the Paying Agents.

        The Company shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of Chilean Taxes. Copies of such receipts shall be made available to the Holders of the Notes upon request.

        The Company shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Chile and except as provided in Section 305.

SECTION 309.    Persons Deemed Owners.

        Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All such payments so made to any such person, or upon such person's order, shall be valid, and, to the extent of the sums so paid, effective to satisfy and discharge the liability for moneys payable upon any such Note.

        No holder of any beneficial interest in any Global Note held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Note, and such Depositary may be treated by the Company, the Trustee, and any agent of the Corporation or the Trustee as the owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as holder of any Notes.

SECTION 310.    Cancellation.

        All Notes surrendered for payment, redemption, or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and/or the Note Registrar shall be promptly canceled by it. The Company may at any time deliver to the Trustee and/or the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 310, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee and/or the Note Registrar shall be disposed of as directed by a Company Order.

SECTION 311.    Computation of Interest.

        Interest, if any, on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 312.    Global Notes.

        Any Global Notes (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all of the Outstanding Notes of such series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect:

  "THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

  UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE NOTE IS ISSUED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (a)   The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee and/or the Note Registrar as custodian for such Depositary and (iii) bear legends as set forth above.

          Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b)   Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may only be transferred or exchanged for definitive Notes in accordance with the rules and procedures of the Depositary and the provisions of Sections 303 and 313 hereof. In addition, definitive Notes shall be transferred to all beneficial owners, in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note, or that it will cease to be a "Clearing Agency" under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in either case a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of definitive Notes or (iii) an Event of Default has occurred and is continuing and the Registrar has received a written request from a beneficial holder of Notes to issue definitive Notes.

          (c)   In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Registrar shall (if one or more definitive Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Notes of like tenor and principal amount of authorized denominations.

          (d)   Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other corresponding Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other corresponding Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interest in such other corresponding Global Note for as long as it remains such an interest.

          (e)   In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount at maturity of definitive Notes of authorized denominations.

          (f)    Any definitive Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to this Section 312 shall bear the Private Placement Legend.

          (g)   The registered Holder of any Global Note may grant proxies and otherwise authorize any person, including participants in the Depositary and persons that may hold interests through participants in the Depositar, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 313.    Special Transfer Provisions.

        Unless and until an Initial Note or an Additional Note that is not an Exchange Note, or an interest therein, is transferred or exchanged for an Exchange Note, the following provisions shall apply:

        (1)   Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note or an Additional Note that is not an Exchange Note to any Non-U.S. Person:

          (A)  the Note Registrar shall register the transfer of any Initial Note or any Additional Note that is not an Exchange Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the date of issuance of such Note; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the date of issuance of such Note and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or (y) the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Exhibit A hereto;

          (B)  if the proposed transferee is a participant in the Depository and the Notes to be transferred consist of definitive Notes which after transfer are to be evidenced by an interest in a Regulation S Global Note upon receipt by the Note Registrar of (x) written instructions given in accordance with the Depository's and the Note Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (A) above, together with any required legal opinions and certifications, the Note Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of definitive Notes to be transferred, and the Trustee and/or the Note Registrar shall cancel the definitive Notes so transferred or decrease the principal amount of such definitive Note, as the case may be;

          (C)  if the proposed transferor is a participant in the Depository seeking to transfer an interest in a Global Note, upon receipt by the Note Registrar of (x) written instructions given in accordance with the Depository's and the Note Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (A) above, together with any required legal opinions and certifications, the Note Registrar shall register the transfer and reflect on its books and records the date and (i) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (ii) an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Global Note to be transferred; and

          (D)  until the 41st day after the date of issuance of such Note (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(k) of the Securities Act.

        (2)   Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note or an Additional Note that is not an Exchange Note to a QIB (excluding Non-U.S. Persons):

          (A)  if the Note to be transferred consists of (x) a definitive Note, the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has delivered to the Trustee a certificate substantially in the form set forth in Exhibit B hereto or (y) an interest in the Rule 144A Global Note, the transfer of such interest may be effected only through the book entry system maintained by the Depository;

          (B)  if the Note to be transferred consists of a definitive Note, upon receipt by the Note Registrar of instructions given in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the definitive Note, to be transferred, and the Trustee shall cancel the definitive Note so transferred; and

          (C)  if the proposed transferor is a participant in the Depository seeking to transfer an interest in a Global Note, upon receipt by the Note Registrar of written instructions given in accordance with the Depository's and the Note Registrar's procedures, the Note Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Rule144A Global Note in an amount equal to the principal amount of the Global Note to be transferred.

        (3)   Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (1)(A)(x) of this Section 313 exist, (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company, the Note Registrar and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

        (4)   Other Transfers. If a Holder proposes to transfer a Note constituting a Restricted Note pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by Section 313(1) hereof, the Note Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel reasonably satisfactory to the Company, the Note Registrar and the Trustee that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided, however, that the Company may, based upon the opinion of its counsel, instruct the Note Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB or a Non-U.S. person.

        (5)   General. By its acceptance of any Note (or any beneficial interest in any Global Note) bearing the Private Placement Legend, each Holder of such a Note or holder of such beneficial interest acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.

        The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 313. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Note Registrar.

SECTION 314.    CUSIP Numbers.

        The Company in issuing the Notes may use "CUSIP", "CINS", "ISIN" and private placement numbers (if then generally in use), and the Trustee shall use CUSIP, CINS, ISIN or private placement numbers, as the case may be, in notices of redemption, exchange or default as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Notes or as contained in any notice.

SECTION 315.    Issuance of Additional Notes.

        The Company will be entitled, subject to its compliance with Section 1013 hereof, to issue Additional Notes (including Notes in the form of Exchange Notes) under this Indenture with terms identical to those of the Initial Notes issued on the Closing Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Closing Date, any Additional Notes and all Exchange Notes issued in exchange for any of the foregoing will be treated as a single class for all purposes under this Indenture.

        With respect to any Additional Notes, the Company will set forth in a resolution of the Board of Directors of the Company and an Officers' Certificate, copies of which will be delivered to the Trustee, the following information:

        (1)   the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

        (2)   the issue price, the Closing Date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have

"original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

        (3)   whether such Additional Notes will be Restricted Notes or will be issued in the form of Exchange Notes.

ARTICLE FOUR
SATISFACTION AND DISCHARGE

SECTION 401.    Satisfaction and Discharge of Indenture.

        This Indenture shall upon a Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

        (1)   either (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee and/or Note Registrar for cancellation; or (B) all such Notes not theretofore delivered to the Trustee and/or Note Registrar for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee and/or Note Registrar in the name, and at the expense, of the Company, or (iv) are deemed paid and discharged pursuant to Section 403, as applicable, and the Company, in the case of (i), (ii), (iii) or (iv) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for that purpose an amount of (a) money in the currency or units of currency in which such Notes are payable, or (b) in the case of (ii) or (iii) above and (except as provided in an indenture supplemental hereto) if no Outstanding Notes are subject to repurchase at the option of Holders (I) U.S. Government Obligations (denominated in the same currency or units of currency in which such Notes are payable) which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the Stated Maturity or Redemption Date, as the case may be, money in an amount, or (II) a combination of money or U.S. Government Obligations as provided in (I) above, in each case, sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

        (2)   the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

        (3)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee and/or any Paying Agents pursuant to subclause (B) of clause (1) of this Section 401 or if money or U.S. Government Obligations shall have been deposited with or received by the Trustee and/or any Paying Agents pursuant to Section 403, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.    Application of Trust Money.

          (a)   Subject to the provisions of the last paragraph of Section 1003, all money or U.S. Government Obligations deposited with the Trustee and/or any Paying Agents pursuant to Sections 401, 403 or 1010 and all money received by the Trustee and/or any Paying Agents in respect of U.S. Government Obligations deposited with the Trustee and/or any Paying Agents pursuant to Sections 401, 403 or 1010, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, to the persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with or received by the Trustee or to make any payments as contemplated by Sections 401, 403 or 1010.

          (b)   The Company shall pay and shall indemnify the Trustee and/or any Paying Agents against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 401, 403 or 1010 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

          (c)   The Trustee and/or any Paying Agents shall deliver or pay to the Company from time to time upon a Company Request any U.S. Government Obligations or money held by it as provided in Sections 401, 403 or 1010 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee and any Paying Agents, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money was deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

SECTION 403.    Satisfaction, Discharge and Defeasance of the Notes.

        The Company shall be deemed to have paid and Discharged the entire indebtedness on all the Outstanding Notes on the 91st day after the date of the deposit referred to in subparagraph (a) hereof, and the provisions of this Indenture, as it relates to such Outstanding Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request execute proper instruments acknowledging the same), except as to:

          (1)   the rights of Holders of Notes to receive, from the trust funds described in subparagraph (a) hereof, payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or interest, if any, on the Outstanding Notes on the Stated Maturity of such principal or installment of principal or interest or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (e) hereof;

          (2)   the Company's obligations with respect to such Notes under Sections 305, 306, 1002 and 1003, if the Company shall have irrevocably designated a Redemption Date pursuant to subparagraph (e) hereof, Sections 1101, 1104 and 1106 as they apply to such Redemption Date;

          (3)   the Company's obligations with respect to the Trustee under Section 607; and

          (4)   the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 402 and, if the Company shall have irrevocably designated a Redemption Date pursuant to subparagraph (1) hereof, Article Eleven and the duty of the Trustee to authenticate Notes on registration of transfer or exchange;

provided, however, that, the following conditions shall have been satisfied:

          (a)   the Company has deposited or caused to be irrevocably deposited (except as provided in Section 402(c) and the last paragraph of Section 1003) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (i) money, in the currency or units of currency in which the Notes are payable, in an amount, or (ii) (A) U.S. Government Obligations (denominated in the same currency or units of currency in which the Notes are payable) which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (x) or (y) of this subparagraph (a) money in an amount or (B) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which the Trustee shall be instructed to apply to pay and discharge, the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on the Outstanding Notes on the Stated Maturity of such principal or installment of principal or interest or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (e) hereof;

          (b)   the Company has delivered to the Trustee an Opinion of Counsel to the effect that such provision would not cause any Outstanding Notes then listed on any national securities exchange to be delisted as a result thereof;

          (c)   no Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

          (d)   the Company has delivered to the Trustee an unqualified opinion, in form and substance reasonably acceptable to the Trustee, of independent counsel selected by the Company and satisfactory to the Trustee to the effect that (i) Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge, which opinion shall be based on a change in law or a ruling by the U.S. Internal Revenue Service and (ii) the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940;

          (e)   if the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Notes to and including a Redemption Date on which all of the Outstanding Notes are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution of the Company delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 1104; and

          (f)    the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Notes have been complied with.

ARTICLE FIVE
REMEDIES

SECTION 501.    Events of Default.    "Event of Default", wherever used herein with respect to Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1)   default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2)   default in the payment of the principal of (or premium, if any, on) any Note at its Maturity; or

          (3)   default in the performance, or breach, of any covenant or warranty or obligation of the Company or any Restricted Subsidiary in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4)   default under any Indebtedness by the Company or any Restricted Subsidiary, whether such indebtedness now exists or shall hereafter be created, in an aggregate principal amount exceeding US$25,000,000 (or its equivalent in any other currency or currencies) which default shall constitute the failure to pay, after the expiration of any applicable grace period, any portion of the principal of such Indebtedness when due and payable, whether at maturity, upon redemption or acceleration or otherwise, unless the time for payment of such amount has not been expressly extended or waived; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such Indebtedness or from the trustee under any such mortgage, indenture or other instrument; and provided, further, that if such default under such indenture or instrument shall be remedied or cured by the Company or such Subsidiary or waived by the holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action upon the part of the Trustee or any of the Holders; or

          (5)   Reserved.

          (6)   the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Restricted Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Restricted Subsidiary or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7)   the commencement by the Company or a Restricted Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or a Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or a Restricted Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or a Restricted Subsidiary, or the filing by the Company or a Restricted Subsidiary of a petition or answer or consent seeking relief under any applicable law, or the consent by the Company or a Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or a Restricted Subsidiary of any substantial part of their property, or the making by the Company or a Restricted Subsidiary (other than of an assignment for the benefit of creditors, or the taking of corporate action by the Company or a Restricted Subsidiary in furtherance of any such action.

        For purposes of paragraphs (6) and (7) of this Section 501, the term "Restricted Subsidiary" shall not include TermoAndes or InterAndes.

SECTION 502.    Acceleration of Maturity; Rescission and Annulment.

        If an Event of Default (other than an Event of Default specified in Section 501 (6) or (7) with respect to the Company) with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

        If an Event of Default described in paragraph (6) or (7) of Section 501 with respect to the Company occurs and is continuing, then and in every such case, the principal amount of all the Notes shall, without any notice to the Company or any other act on the part of the Trustee or any Holder of the Notes, become and be immediately due and payable.

        At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1)   the Company has paid or deposited with the Trustee and/or any Paying Agents a sum sufficient to pay

            (A)  all overdue interest, if any, on all Notes,

            (B)  the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,

            (C)  to the extent that payment of such interest is lawful, interest upon any overdue interest at the rate or rates prescribed therefor in such Notes, and

            (D)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2)   all Events of Default with respect to the Notes, other than the non-payment of the principal of and accrued interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.

        The Company covenants that if:

          (1)   default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2)   default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon written demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

        If any Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights.

SECTION 504.    Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (1)   to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (2)   to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.    Trustee May Enforce Claims Without Possession of Notes.

        All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 506.    Application of Money Collected.

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order with respect to the Notes, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 607;

          SECOND: In case the principal and premium, if any, of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest, if any, on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee and to the extent permitted by law) upon the overdue installments of interest at the rate prescribed therefor in the Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

          THIRD: In case the principal or premium, if any, of the Notes in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal and premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee and to the extent permitted by law) upon overdue installments of interest at the rate prescribed therefor in the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and any premium and interest, without preference or priority of principal over interest, or of interest over principal or premium, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and any premium and accrued and unpaid interest; and

          FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

SECTION 507.    Limitation on Suits.

        No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1)   such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

          (2)   the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3)   such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4)   the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

        Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Note on the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.    Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.    Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.    Control by Holders.

        The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided, however, that

          (1)   such direction shall not be in conflict with any rule of law or with this Indenture,

          (2)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3)   the Trustee shall not determine that the action so directed would be unjustly prejudicial to Holders not taking part in such action.

SECTION 513.    Waiver of Past Defaults.

        The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

          (1)   in the payment of the principal of (or premium, if any) or interest, if any, on any Note, or

          (2)   in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.    Undertaking for Costs.

        All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 514 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Note on or after the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

ARTICLE SIX
THE TRUSTEE

SECTION 601.    Certain Duties and Responsibilities.

          (a)   Except during the continuance of a default with respect to the Notes,

            (1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b)   In case a default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (c)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

            (1)   this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 601;

            (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (3)   the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

            (4)   no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

          (d)   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602.    Notice of Defaults.

        Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders of Notes, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Notes; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

        The Trustee shall not be charged with knowledge of any default or Event of Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge or (2) the Trustee shall have received written notice thereof from the Company or a Holder.

SECTION 603.    Certain Rights of Trustee.

        Subject to the provisions of Section 601:

          (1)   the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company;

          (3)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4)   the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5)   the Trustee shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of any of the Holders, any of the rights or powers vested in it by this Indenture pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable request to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of any such agent or attorney custodian or nominee appointed with due care by it hereunder; and

          (8)   the rights and protections afforded to the Trustee pursuant to this Article Six shall also be afforded to any Paying Agents and the Note Registrar.

SECTION 604.    Not Responsible for Recitals or Issuance of Notes

        The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 605.    Trustee May Hold Notes.

        The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

SECTION 606.    Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.    Compensation and Reimbursement.

        The Company agrees:

          (1)   to pay to the Trustee from time to time such compensation as is agreed upon in writing, or, if no such agreement exists, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2)   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, which compensation, expenses and disbursements shall be set forth in sufficient detail), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3)   to indemnify the Trustee and its officers, directors, employees, representatives and agents for, and to hold it harmless against, any loss, liability or expense (including reasonable attorney's and agent's fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        As a security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee, except funds held in trust for the benefit of the Holders of particular Notes. When the Trustee incurs expenses or renders services in connection with an Event of Default such expenses (including the fees and expenses of its counsel and agents) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally. No compensation to the Trustee hereunder shall be limited by any law regarding compensation of a Trustee of an express trust. The obligations of the Company set forth in this Section shall survive the payment in full of all amounts due and owing hereunder and under the Notes, the termination and discharge of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 608.    Disqualification; Conflicting Interests.

        If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.    Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under the Trust Indenture Act and which shall have a combined capital and surplus of at least US$50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If the Trustee does not have an office in The City of New York or has not appointed an agent in The City of New York, the Trustee shall be a participant in the Depository Trust Company and FAST distribution systems. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a United States federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.    Resignation and Removal; Appointment of Successor Trustee.

          (a)   No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

          (b)   The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (c)   The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d)   If at any time:

            (1)   the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 with respect to the Notes after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (2)   the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

            (3)   the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Notes, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

          (e)   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (f)    The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

SECTION 611.    Acceptance of Appointment by Successor.

          (a)   In case of the appointment hereunder of a successor Trustee with respect to the Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b)   Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 611.

          (c)   No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.    Merger, Conversion, Consolidation or Succession to Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, however, such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 613.    Preferential Collection of Claims Against Company.

          (a)   Subject to Subsection (b) of this Section 613, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section 613, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Notes and the holders of other indenture securities, as defined in Subsection (c) of this Section 613:

            (1)   an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

            (2)   all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

  Nothing herein contained, however, shall affect the right of the Trustee:

          (A)  to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization;

          (B)  to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

          (C)  to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section 613, would occur within three months; or

          (D)  to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

  For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

          If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

          Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

              (i)  the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and

             (ii)  such receipt of property or reduction of claim occurred within three months after such resignation or removal.

          (b)   There shall be excluded from the operation of Subsection (a) of this Section 613 a creditor relationship arising from:

            (1)   the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

            (2)   advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

            (3)   disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depository, or other similar capacity;

            (4)   an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section 613;

            (5)   the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

            (6)   the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section 613.

    (c)    For the purposes of this Section 613 only:

            (1)   the term "default" means any failure to make payment in full of the principal of or interest on any of the Notes or upon the other indenture securities when and as such principal or interest becomes due and payable;

            (2)   the term "other indenture securities" means securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section 613, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

            (3)   the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

            (4)   the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

            (5)   the term "Company" means any obligor upon the Notes.

SECTION 614.    Authenticating Agents.

        From time to time the Trustee, in its sole discretion, may appoint one or more Authenticating Agents with respect to the Notes with power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of the Notes or in connection with transfers and exchanges under Sections 304, 305, 306, and 1107 as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by an Authenticating Agent pursuant to this Section 614 shall be deemed to be authentication and delivery of such Notes "by the Trustee". Each such Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least US$50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 614 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

        Any corporation into which any Authenticating Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation or to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 614, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

        An Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, as the names and addresses of such Holders appear on the Note Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

        The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614, and the Trustee shall be entitled to be reimbursed for such payments pursuant to Section 607.

        If an appointment with respect to the Notes is made pursuant to this Section 614, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

        This is one of the Notes designated herein referred to in the within-mentioned Indenture.

[NAME OF TRUSTEE],
As Trustee
As Authenticating Agent
Authorized Officer

ARTICLE SEVEN
HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.    Company to Furnish Trustee Names and Addresses of Holders.

        The Company will furnish or cause to be furnished to the Trustee with respect to the Notes:

          (1)   semi-annually, not later than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or semi-annual date, as the case may be, and

          (2)   at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee is Note Registrar for the Notes, no such list shall be required to be furnished.

SECTION 702.    Preservation of Information; Communications to Holders.

          (a)   The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee from the Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

          (b)   If a Holder (herein referred to as an "applicant") applies in writing to the Trustee, and furnish to the Trustee reasonable proof that such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicant desires to communicate with other Holders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

            (1)   afford such applicant access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

            (2)   inform such applicant as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

  If the Trustee shall elect not to afford such applicant access to such information, the Trustee shall, upon the written request of such applicant, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicant and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c)   Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703.    Reports by Trustee.

          (a)   Within 60 days after the first May 15 which occurs not less than 60 days following the first date of issuance of the Notes under this Indenture and within 60 days after May 15 in every year thereafter, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

            (1)   any change to its eligibility under Section 609 and its qualifications under Section 608;

            (2)   the creation of or any material change to a relationship specified in Section 608;

            (3)   the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Notes Outstanding on the date of such report;

            (4)   any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Notes) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Sections 613(b)(2), (3), (4) or (6);

            (5)   any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report; and

            (6)   any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

          (b)   The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section 703 (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10%

  or less of the principal amount of the Notes Outstanding at such time, such report to be transmitted within 90 days after such time.

          (c)   A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission (if Exchange Notes have been issued and are outstanding) and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE

SECTION 801.    Company May Consolidate, Etc., Only on Certain Terms.

        Nothing contained in this Indenture prevents the Company from consolidating with or merging into another corporation or conveying, transferring or leasing the Company's properties and assets substantially as an entirety to any Person, provided, however, that,

          (a)   the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the Company's properties and assets substantially as an entirety is a corporation organized and existing under the laws of Chile or the United States, any State thereof or the District of Columbia, and expressly assumes, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (b)   immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (c)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

SECTION 802.    Successor Corporation to be Substituted.

        Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE NINE
SUPPLEMENTAL INDENTURES

SECTION 901.    Supplemental Indentures without Consent of Holders.

        Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1)   to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes pursuant to Sections 801 and 802 hereof;

          (2)   to add to the covenants of the Company for the benefit of the Holders of all of the Notes or to surrender any right or power herein conferred upon the Company;

          (3)   to add any additional Events of Default;

          (4)   to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to facilitate the issuance of Notes in uncertificated form, or to permit or facilitate the issuance of extendible Notes;

          (5)   to provide security for the Notes;

          (6)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

          (7)   to provide for any rights of the Holders of Notes to require the repurchase of Notes by the Company;

          (8)   to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided, however, such action shall not adversely affect the interests of the Holders of Notes in any material respect;

          (9)   to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to Holders, which does not involve a change described in clauses (1), (2) or (3) of Section 902 hereof and which, in the judgment of the Trustee, is not to the prejudice of the Trustee, in order to provide for the duties, responsibilities and compensation of the Trustee as a transfer agent in the event one registered Note is issued in the aggregate principal amount of all Outstanding Notes of such series in which Holders will hold an interest; or

          (10) to comply with the TIA.

SECTION 902.    Supplemental Indentures with Consent of Holders.

        With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution of the Company, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

          (1)   change the Stated Maturity of the principal of, or any installment of principal of or date of payment of any interest, if any, on, any Note, or reduce the principal amount thereof or the rate of interest thereon (including Additional Amounts) or any premium payable upon the redemption thereof, or change the Place of Payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (2)   reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3)   modify any of the provisions of this Section 902 or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 902.

        It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.    Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.    Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.    Reference in Notes to Supplemental Indentures.

        Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE TEN
COVENANTS

SECTION 1001.    Payment of Principal, Premium and Interest.

        The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 1002.    Maintenance of Office or Agency.

        The Company will maintain in the Place of Payment for the Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and, in such event, the Trustee shall act as the Company's agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Place of Payment for the Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.    Money for Notes Payments to Be Held in Trust.

        If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents for the Notes, it will, no later than 10:00 a.m., New York Time, on or prior to each due date of the principal of (and premium, if any) or interest, if any, on the Notes, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

        Two Business Days prior to the date the Company is required to deposit funds with any Paying Agent hereunder it shall notify such Paying Agent of its intent to pay by facsimile. The facsimile number for the initial paying agent is 212-797-8614.

        The Company will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

          (1)   hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2)   give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest, if any, on the Notes; and

          (3)   at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on the Notes and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon a Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the written request and expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.    Corporate Existence.

        Subject to Article Eight hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and will use its reasonable efforts to do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof would not have a Material Adverse Effect.

SECTION 1005.    Maintenance of Properties.

        The Company will cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals and replacements, thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 1005 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and would not have a Material Adverse Effect.

SECTION 1006.    Maintenance of Insurance.

        The Company will maintain, and will cause each of its Restricted Subsidiaries to maintain, with insurers the Company reasonably believes to be financially sound and reputable, insurance deemed adequate by the Company with respect to its properties and business and the properties and business of its Restricted Subsidiaries against loss or damage of the kinds customarily insured against by corporations in the same or similar business. Such insurance may be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, provided, however, that such self-insurance is in accord with the practices of corporations in the same or similar business and adequate insurance reserves are maintained in connection with such self-insurance.

SECTION 1007.    Limitation on Liens.

        The Company covenants and agrees that neither it nor any Restricted Subsidiary will issue, assume or Guarantee any Indebtedness secured by a Lien upon any property or assets of the Company or any Restricted Subsidiary without effectively providing that the Notes (together with, if the Company so determines, any other Indebtedness or obligation then existing or thereafter created ranking equally with the Notes) shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that the foregoing provisions shall not apply to:

          (a)   Liens in existence on the Closing Date;

          (b)   Liens created solely for the purpose of securing Indebtedness Incurred to finance, refinance or refund the purchase price or cost (including the cost of construction) of property or assets acquired after the Closing Date (by purchase, construction or otherwise), including after acquired inventory or other assets, or Liens in favor of Guarantors of obligations or Indebtedness (including the Indebtedness of another Person) representing, or Incurred to finance, refinance or refund, such purchase price or cost, provided, however, that no such Lien shall extend to or cover any property or assets other than the property or assets so acquired and improvements thereon (other than, in the case of Liens securing Indebtedness Incurred to finance construction or improvement costs, any theretofore unimproved real property on which the property so constructed, or the improvement, is located);

          (c)   Liens which secure only Indebtedness owing by a Restricted Subsidiary to the Company and/or one or more Restricted Subsidiaries or by the Company to one or more Restricted Subsidiaries;

          (d)   Liens on any property or assets acquired from a corporation which is merged with or into the Company or any Restricted Subsidiary, or any Liens on the property or assets of any corporation or other entity existing at the time such corporation or other entity becomes a Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such corporation);

          (e)   any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets);

          (f)    Liens created by the Company on its approximately 143 km transmission line from Sico, at the Chilean/Argentine border, to the Company's substation at Atacama and related interconnection facilities in Chile owned by the Company, securing the TermoAndes/InterAndes Facility;

          (g)   any Lien on the Capital Stock of an Unrestricted Subsidiary;

          (h)   any Lien created pursuant to Section 607 hereof; or

          (i)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) through

  (h) or of any Indebtedness secured thereby, provided, however, that the principal amount of Indebtedness so secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (plus reasonable expenses incurred in connection therewith), and that such extension, renewal or replacement Lien shall be limited to all or part of the property which secured the Lien extended, renewed or replaced (plus improvements on or additions to such property).

        Notwithstanding the foregoing provisions of this Section 1007, the Company and one or more Restricted Subsidiaries may issue, assume or Guarantee Indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Indebtedness of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under clauses (a) through (i)) and the aggregate Value of the Sale and Lease-Back Transactions in existence at such time (not including Sale and Lease-Back Transactions as to which the Company has complied with the restriction set forth in Section 1008 hereof) does not at the time of issuance, assumption, or Guarantee thereof exceed US$50,000,000.

        Liens required by any contract or statute in order to permit the Company or a Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments to the Company or any Restricted Subsidiary by a governmental entity or any department, agency or instrumentality thereof pursuant to the provisions of any contract or statute shall not be deemed to create Indebtedness secured by Liens.

SECTION 1008.    Limitation on Sale and Lease-Back Transactions.

        The Company covenants and agrees that neither the Company nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transaction unless either:

          (a)   the Company or such Restricted Subsidiary would be entitled:

            (i)    pursuant to the provisions of Section 1013 hereof to Incur Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction; and

            (ii)   pursuant to the provisions of Section 1007 hereof to Incur a Lien to secure such Indebtedness; or

          (b)   the Company, during or immediately after the expiration of four months after the effective date of such Sale and Lease-Back Transaction (whether made by the Company or a Restricted Subsidiary), applies to the voluntary retirement of Funded Debt an amount equal to the Value of such Sale and Lease-Back Transaction, less an amount equal to the sum of:

            (i)    the principal amount of Notes delivered, within such four-month period, to the Trustee for retirement and cancellation and

            (ii)   the principal amount of other Funded Debt voluntarily retired by the Company within such four month period,

  in each case excluding retirements of Notes and other Funded Debt as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions or by payment at maturity.

SECTION 1009.    Payment of Taxes

        The Company will pay its liabilities for Taxes, before the same shall become delinquent or in default unless the same is then the subject of a Good Faith Contest or except where nonpayment would not have a Material Adverse Effect.

SECTION 1010.    Defeasance of Certain Obligations.

        The Company may omit to comply with any term, provision or condition set forth in Sections 801, 1004 to 1008 and 1013 to 1023 with respect to the Notes, provided, however, that the following conditions shall have been satisfied:

          (1)   The Company has deposited or caused to be irrevocably deposited (except as provided in Section 402(c) and the last paragraph of Section 1003) with the Trustee (specifying that each deposit is pursuant to this Section 1010) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (i) money in the currency or units of currency in which the Notes are payable in an amount, or (ii) (A) U.S. Government Obligations (denominated in the same currency or units of currency in which such Notes are payable) which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (x) of this subparagraph (1) money in an amount, or (B) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which the Trustee shall be instructed to apply to pay and discharge, (x) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on the Outstanding Notes on the Stated Maturity of such principal or installment of principal or interest or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (4) of this Section 1010;

          (2)   No Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Notes shall have occurred and be continuing on the date of such deposit;

          (3)   The Company shall have delivered to the Trustee an Opinion of Counsel to the effect (i) that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations; (ii) that such provision would not cause any outstanding Notes then listed on any national securities exchange to be delisted as a result thereof; and (iii) that the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940;

          (4)   If the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Notes to and including a Redemption Date on which all of the Outstanding Notes are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution of the Company delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 1104; and

          (5)   The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Notes have been complied with.

SECTION 1011.    Waiver of Certain Covenants.

        The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 801, 1004 to 1008 and 1013 to 1023 inclusive, with respect to the Notes if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1012.    Further Assurances.

        The Company shall, at its own cost and expense, execute and deliver to the Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture.

SECTION 1013.    Limitation on Indebtedness.

        (1)   The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Interest Coverage Ratio would be no less than 2.4:1; and the Total Debt to EBITDA Ratio would be no greater than 4.5:1.

        (2)   Notwithstanding the foregoing paragraph (1), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (a)   Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that:

            (i)    any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, and

            (ii)   if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

          (b)   Indebtedness:

            (i)    represented by the Notes,

            (ii)   outstanding on the Closing Date,

            (iii)  consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (b) or the foregoing paragraph (1), or

            (iv)  consisting of Guarantees of any Indebtedness permitted under clause (a) of this paragraph (2);

          (c)   (i) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted

  Subsidiary became a Subsidiary of, or was otherwise acquired by, the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur US$l.00 of additional Indebtedness pursuant to the foregoing paragraph (1) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (c), and

            (ii)   Refinancing Indebtedness Incurred by the Company or a Restricted Subsidiary in respect of Indebtedness Incurred pursuant to this clause (c);

          (d)   Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business;

          (e)   Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not in excess of US$20,000,000 at any time outstanding;

          (f)    Hedging Obligations of the Company or any Restricted Subsidiary directly related to Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to this Indenture for the purpose of fixing or hedging interest rate risk or currency fluctuations and Regulated Customer Revenue Hedges;

          (g)   (i) Indebtedness of another Person Incurred and outstanding on or prior to the date on which such Person consolidates with or merges with or into the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person consolidates with or merges with or into the Company); provided, however, that on the date that such transaction is consummated, the Company would have been able to Incur US$l.00 of additional Indebtedness pursuant to the foregoing paragraph (1) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (g), and

            (ii)   Refinancing Indebtedness Incurred by the Company or any successor in compliance with Section 801 hereof in respect of Indebtedness Incurred pursuant to subclause (i) of this clause (g);

          (h)   Indebtedness Incurred under the TermoAndes/InterAndes Facility and any Refinancing Indebtedness Incurred in connection therewith; and

          (i)    other Indebtedness in an aggregate principal amount not to exceed US$20,000,000 at any one time outstanding.

        (3)   Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (2) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations, unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

        (4)   Notwithstanding any other provision of this Section 1013, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 1013 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

        For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 1013:

          (a)   Indebtedness permitted by this Section 1013 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 1013 permitting such Indebtedness; and

          (b)   in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 1013, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

SECTION 1014.    Limitation on Sales of Assets.

        (1)   The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (a)   the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company or the relevant Restricted Subsidiary, of the shares and/or assets subject to such Asset Disposition;

          (b)   at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash; provided that the following shall be deemed to be cash for purposes of this clause (b):

            (i)    the amount of any liabilities (as shown on the Company's, or such Restricted Subsidiary's, most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, and

            (ii)   the amount of any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Disposition, (for purposes of this paragraph (b), all determinations of fair market value shall be made in good faith by the Board of Directors of the Company or the relevant Restricted Subsidiary and evidenced by an Officers' Certificate delivered to the Trustee); and

          (c)   an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or the relevant Restricted Subsidiary):

            (i)    first, to the extent AES or such Restricted Subsidiary elects to, or enters into a binding agreement to, reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with cash in an amount equal to the amount of Net Available Cash received by, or to be received by, the Company or another Restricted Subsidiary) within 270 days of the later of such Asset Disposition or the receipt of such Net Available Cash; and

            (ii)   second, to the extent of the balance of such Net Available Cash after application in accordance with clause (i), to make an Offer (as defined in clause (2) below) to purchase Notes pursuant to and subject to the conditions set forth in paragraph (2) below; provided, however, that, if the Company elects, such Offer may be made ratably to purchase the Notes and other Senior Indebtedness of the Company; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (ii), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Upon completion of any Offer, the amount of Net Available Cash shall be reset at zero and the Company shall be entitled to use any remaining proceeds for any corporate purposes to the extent permitted under this Indenture.

Notwithstanding the foregoing provisions of this Section 1014, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 1014 unless the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 1014 exceeds US$15,000,000 (in which case the Company and/or the Restricted Subsidiary shall be required to apply in accordance with this Section 1014 all Net Available Cash that has not previously been applied in accordance with this Section 1014).

        (2)   In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (c) (ii) above, the Company will be required to offer to purchase Notes tendered pursuant to an offer by the Company for the Notes (an "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest (including Additional Amounts, if any) thereon, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture and to purchase other Senior Indebtedness on the terms and to the extent contemplated thereby. The Company will not be required to make an Offer for Notes (and other Senior Indebtedness) pursuant to this Section 1014 if the Net Available Cash available therefor (after application of the proceeds as provided in clause (c)(i) above) is less than US$15,000,000 for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

        (3)   the Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 1014. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 1014, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1014 by virtue thereof.

SECTION 1015.    Limitation on Restricted Payments.

        (1)   the Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

          (a)   declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or Preferred Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis);

          (b)   purchase, redeem, retire or otherwise acquire for value any Capital Stock of Parent, the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary (other than a purchase, redemption, retirement or other acquisition for value that would constitute a Permitted Investment);

          (c)   purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of acquisition); or

          (d)   make any Investment (other than a Permitted Investment) in any Person, (the actions described in clauses (a) through (d) above being herein referred to as "Restricted Payments") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (i)    an Event of Default will have occurred and be continuing (or would result therefrom);

            (ii)   the Company could not Incur at least US$l.00 of additional Indebtedness under paragraph (1) of Section 1013 hereof after giving effect to the Restricted Payment; or

            (iii)  the aggregate amount of such Restricted Payment and all other Restricted Payments, including all Minimum Legally Required Dividends, (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination will be conclusive and evidenced by a resolution of the Board of Directors of the Company) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:

              (A)  100% of Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2004 to the end of the most recent fiscal quarter for which financial statements are publicly available (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit); plus

              (B)  the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to a Subsidiary of the Company and other than US$ 97,790,000 of the Net Cash Proceeds from the sale of Capital Stock of AES Gener authorized by the shareholders of AES Gener on March 10, 2004); plus

              (C)  (1) the aggregate Net Cash Proceeds received by the Company from the sale or other disposition (other than to the Company or a Restricted Subsidiary) of any Investments previously made by the Company or a Restricted Subsidiary and treated as a Restricted Payment, (2) the amount of a Guarantee of the Company or any Restricted Subsidiary upon the unconditional release in full of the Company or such Restricted Subsidiary from such Guarantee if such Guarantee was previously treated as a Restricted Payment and (3) in the event that the Company or any Restricted Subsidiary makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or such Restricted Subsidiary's existing Investment in such Person; provided however that any amount added pursuant to clauses (1) and (2) of this clause (C) shall not exceed the amount treated as a Restricted Payment and not previously added pursuant to this paragraph (iii); plus

              (D)  the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the fair market value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

              (E)  US$l0,000,000.

            (2)   The provisions of the foregoing paragraph (1) will not prohibit:

              (a)   any purchase, repurchase, retirement, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

              (b)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to paragraph (2) of Section 1013 hereof; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;

              (c)   any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 1014 hereof; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

              (d)   any purchase, repurchase, redemption, defeasance or acquisition or retirement for value, prior to scheduled maturity or scheduled repayment, of any obligations of TermoAndes or InterAndes pursuant to the TermoAndes/InterAndes Refinancing Transactions;

              (e)   dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 1015; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments;

              (f)    the payment of the Minimum Legally Required Dividend; and

              (g)   any Investment of cash and cash equivalents in a Project Finance Subsidiary, or any successor thereto; provided that such Investment does not exceed 50% of the Total Capitalization of such Project Finance Subsidiary at the Financial Close.

        Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall make any Restricted Payment (other than the payment of Minimum Legally Required Dividends) unless the Company shall have repurchased or redeemed all of its outstanding U.S. Convertible Notes and Chilean Convertible Notes.

SECTION 1016.    Limitations on Transactions with Affiliates.

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction involving aggregate consideration in excess of US$5,000,000, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with or to any Affiliate, unless a majority of the disinterested members of the Board of Directors of the Company or the relevant Restricted Subsidiary (or if there shall be only one disinterested member of such Board of Directors, then unless such disinterested member) determines (which determination will be evidenced by a Board Resolution) that:

          (i)    such transaction is in the best interests of the Company or such Restricted Subsidiary; and

          (ii)   such transaction is on terms that are no less favorable to the Company or a Restricted Subsidiary than those which might be obtained in arms-length transactions with a third party at the time.

        The foregoing provisions will not apply to the following:

          (a)   transactions between or among the Company and/or any of its Restricted Subsidiaries;

          (b)   Restricted Payments permitted by Section 1015 hereof;

          (c)   the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; and

          (d)   any agreement as in effect on the Closing Date or any amendment, supplement, restatement, replacement, renewal, extension, refinancing or refunding thereof or thereto (so long as any such amendment, supplement, restatement, replacement, renewal, extension, refinancing or refunding is not disadvantageous to the holders of the Notes in any material respect) or any transaction contemplated thereby.

SECTION 1017.    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        The Company and its Restricted Subsidiaries will not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (a)   pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

          (b)   pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

          (c)   make loans or advances to the Company or any other Restricted Subsidiary; or

          (d)   transfer any of its property or assets to the Company or any other Restricted Subsidiary,

provided, however, that this prohibition shall not apply to any encumbrances or restrictions:

        (1)   existing in connection with Indebtedness existing on the Closing Date, and any amendments, extensions, refinancings, renewals or replacements of such Indebtedness;

        (2)   existing under or by reason of applicable law;

        (3)   existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any amendments to such encumbrances or restrictions; provided however that any such amendments are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being amended; or

        (4)   in the case of restrictions relating to the transfers of property, restrictions that exist by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture.

SECTION 1018.    Repurchase of U.S. Convertible Notes and Chilean Convertible Notes.

        The Company covenants to consummate, on or before May 31, 2004, a redemption of any U.S. Convertible Notes, pursuant to Section 11.01 of the indenture governing the U.S. Convertible Notes, and any Chilean Convertible Notes, pursuant to title III, clause 4, section 10 of the Chilean deed governing the Chilean Convertible Notes, that remain outstanding after the consummation of the cash tender offers for those notes.

SECTION 1019.    Information.

        The Company will deliver to the Trustee on behalf of the Holders of Notes:

          (a)   within 120 days after the end of each Fiscal Year of the Company, a consolidated and consolidating balance sheet of the Company as of the end of such Fiscal Year, an unconsolidated balance sheet of the Company as of the end of such Fiscal Year, the related consolidated, consolidating and unconsolidated (as applicable) statements of operations for such Fiscal Year and the related consolidated and unconsolidated statements of cash flows for such Fiscal Year, said consolidated financial statements to be reported on by Deloitte & Touche or other independent public accountants of recognized standing and such consolidating and unconsolidated financial statements to be certified as to fairness of presentation, Chilean GAAP and consistency by an Authorized Officer of the Company

          (b)   within 60 days after the end of each of the first three quarters of each Fiscal Year of the Company, (i) a consolidated balance sheet of the Company as of the end of such fiscal quarter, (ii) an unconsolidated balance sheet of the Company as of the end of such fiscal quarter, (iii) the related consolidated and unconsolidated statements of operations for such fiscal quarter and for the portion of the Company's Fiscal Year ended at the end of such fiscal quarter, and (iv) the related consolidated and unconsolidated statements of cash flows for the portion of such Borrower's Fiscal Year ended at the end of such fiscal quarter, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by an Authorized Officer of the Company;

          (c)   simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, an Officers' Certificate of the Company stating to the knowledge of the Company whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (d)   within five days after any Senior Officer obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, an Officers' Certificate of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto; and

          (e)   promptly upon the filing thereof, copies of all reports on Form 20-F which the Company shall have filed with the Commission.

SECTION 1020.    Books and Records.

        The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.

SECTION 1021.    Compliance with Applicable Laws.

        The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 1022.    Maintenance of Governmental Approvals.

        The Company shall and shall cause its Restricted Subsidiaries to maintain and renew all permits, licenses, authorizations, approvals, and consents held by the Company and any of its Restricted Subsidiaries and required for the Company or any of its Restricted Subsidiaries to conduct their respective businesses or to perform their obligations under this Indenture, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. If any permit license, authorization, approval, or consent not held by the Company or any of its Restricted Subsidiaries is or becomes required for the Company or any of its Restricted Subsidiaries to conduct their respective businesses or to perform any of their obligations under this Indenture, the Company or such Restricted Subsidiary shall promptly take all reasonable steps within its power to obtain such permit, license, authorization, approval, or consent and shall furnish the Trustee with an Officers' Certificate certifying that such steps have been taken, unless the failure to hold such permit, license, authorization, approval, or consent would not be likely to have a Material Adverse Effect.

SECTION 1023.    Ranking.

        The Company shall ensure that the Notes will at all times constitute general senior, unsecured and unsubordinated obligations of the Company and will rank pari passu, without any preferences among themselves, with all other present and future unsecured and unsubordinated obligations of the Company (other than obligations preferred by statute or by operation of law).

SECTION 1024.    Appointment to Fill a Vacancy in Office of Trustee.

        The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint in the manner provided in Section 611, a successor Trustee, so that there shall at all times be a Trustee with respect to the Notes.

SECTION 1025.    Release of Covenants.

        (a)   If on any date following the Closing Date:

          (1)   the rating assigned to the Notes by two of Moody's, S&P and Fitch is an Investment Grade Rating; and

          (2)   no Default or Event of Default shall have occurred and be continuing,

  then, beginning on that day and subject to the provisions of this paragraph (a) and paragraph (b) below, the covenants contained in Sections 1013 through 1017 (such covenants, the "Suspended Covenants") will be suspended as to the Notes. During any period in which the Suspended Covenants are suspended, the Company's Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

        (b)   If, during any period in which the Suspended Covenants are suspended, the Notes are downgraded from an Investment Grade Rating by two of Moody's, S&P and Fitch, the Suspended Covenants will thereafter be reinstated as if such Suspended Covenants had never been suspended and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from two of Moody's, S&P and Fitch (in which event the Suspended Covenants will again be suspended for such time that the Notes maintain an Investment Grade Rating from two of Moody's, S&P and Fitch); provided, however, that no Default, Event of Default or breach of any kind will be deemed to exist under this Indenture with respect to the Suspended Covenants based on, and none of the Company or any of its Restricted Subsidiaries will bear any liability for, any actions taken or events occurring after the Notes attain an Investment Grade Rating from two of Moody's, S&P and Fitch and before any reinstatement of the Suspended Covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to the reinstatement, regardless of whether those actions or events would have been permitted if the applicable Suspended Covenants had remained in effect during such period.

ARTICLE ELEVEN
REDEMPTION OF NOTES

SECTION 1101.    Applicability of Article.

        Notes which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and in accordance with this Article Eleven.

SECTION 1102.    Election to Redeem; Notice to Trustee.

        The election of the Company to redeem any Notes shall be authorized by a Board Resolution of the Company and evidenced by an Officers' Certificate. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and any Paying Agent of such Redemption Date and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or pursuant to an election by the Company which is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

SECTION 1103.    Selection by Trustee of Notes to Be Redeemed.

        If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee or the Note Registrar, from the Outstanding Notes not previously called for redemption, by such method as the Trustee or the Note Registrar shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Notes or any integral multiple thereof) of the principal amount of the Notes of a denomination larger than the minimum authorized denomination for the Notes.

        Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an Authorized Officer of the Company and delivered to the Note Registrar at least 60 days prior to the Redemption Date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement which is an Affiliate of the Company.

        The Trustee or the Note Registrar shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 1104.    Notice of Redemption.

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at its address appearing in the Notes Register.

        All notices of redemption shall state:

          (1)   the Redemption Date,

          (2)   the Redemption Price,

          (3)   if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

          (4)   that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

          (5)   the place or places where such Notes are to be surrendered for payment of the Redemption Price.

        Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1105.    Deposit of Redemption Price.

        On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date (to the extent that such amounts are not already on deposit at such time in accordance with the provisions of Sections 401, 403 or 1010).

SECTION 1106.    Notes Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

        If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

SECTION 1107.    Notes Redeemed in Part.

        Any Note (including any Global Note) which is to be redeemed only in part shall be surrendered at the Place of Payment therefor (with, if the Company or the Trustee and/or any Paying Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee and/or any Paying Agent duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee or the Note Registrar shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided, however, that if a Global Note is so surrendered, the new Global Note shall be in a denomination equal to the unredeemed portion of the principal of the Global Note so surrendered.

SECTION 1108.    Optional Redemption in the Event of Change in Chilean Tax Treatment.

        The Notes may be redeemed at the election of the Company, as a whole, but not in part, by the giving of notice as provided in Section 1104, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued interest to the Redemption Date, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Chile or any political subdivision or taxing authority thereof or therein, or any change in the official application, administration or interpretation of such laws, regulations or rulings in such jurisdiction, the Company has or will become obligated to pay Additional Amounts on the Notes at a rate of withholding or deduction in excess of 4.16% ("Excess Additional Amounts"), if such change or amendment is announced on or after the date hereof and such obligation cannot be avoided by the Company taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Notes then due. Prior to the giving of notice of redemption of such Notes pursuant to this Indenture, the Company will deliver to the Trustee an Officers' Certificate and a written opinion of recognized Chilean counsel independent of the Company (which Chilean counsel shall not have been disapproved by the Trustee, acting reasonably) to the effect that all governmental approvals necessary for the Company to effect such redemption, including approvals from the Central Bank of Chile, have been or at the time of redemption will be obtained and in full force and effect and that the Company is entitled to effect such a redemption pursuant to this Indenture, and setting forth in reasonable detail the circumstances giving rise to such right of redemption.

SECTION 1109.    Optional Redemption.

        At the option of the Company, the Notes are subject to redemption upon not less than 30 or more than 60 days' notice by mail to the Holders of such Notes at their addresses in the Note Register on any date prior to the stated Maturity of the Notes at a Redemption Price equal to:

          (1)   100% of the principal amount of the Notes being redeemed, plus

          (2)   accrued and unpaid Interest thereon if any, and Additional Interest thereon, if any, to but excluding, the Redemption Date, plus

          (3)   the Make-Whole Premium.

The "Make-Whole Premium" shall equal the excess, if any of:

        (1)   the sum of the present values, calculated as of the Redemption Date, of:

          (A)  each Interest Payment that, but for such redemption, would have been payable on the Note or portion thereof being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding accrued and unpaid Interest for the period prior to the Redemption Date), and

          (B)  the principal amount that, but for such redemption, would have been payable at the Stated Maturity of the Note or portion thereof being redeemed, over

        (2)   the principal amount of the Notes being redeemed.

        The present values of interest and principal payments referred to in a clause (1) above will be determined in accordance with generally accepted principles of financial analysis. These present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the Redemption, to the Redemption Date at a discount rate equal to the Comparable Treasury Yield (as defined below) plus 50 basis points.

        "Comparable Treasury Yield" means the rate of interest per annum equal to the Weekly Average Yield to Maturity of United States Treasury Securities that have a constant maturity that corresponds to the remaining term to maturity of the Notes to be redeemed, calculated to the nearest 1/12th of a year. The Comparable Treasury Yield will be determined as the third Business Day immediately preceding applicable Redemption Date.

        "Weekly Average Yield to Maturity" of United States Treasury Securities shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release. If this statistical release sets forth a Weekly Average Yield to Maturity having a constant maturity that is the same as the remaining term calculated pursuant to this redemption provision, then the Comparable Treasury Yield will be equal to such Weekly Average Yield to Maturity. In all other cases, the Comparable Treasury Yield will be calculated by interpolation on a straight-line basis, between the Weekly Average Yield to Maturity of United States Treasury Securities that have a constant maturity closest to and greater than the remaining term and the United States Treasury Securities that have a constant maturity closest to and less than the remaining term (in each case as set forth in the H.15(519) Selected Interest Rates release, or any successor release). Any Weekly Average Yield to Maturity calculated by interpolation will be rounded to the nearest 1/100th of 1% with any figure of 1/200th of 1% or above being rounded upward. If the Weekly Average Yield to Maturity for United States Treasury Securities is not available in the H.15(519) Selected Interest Rates release, or any successor release, then the Comparable Treasury Yield shall be calculated by an independent investment bank, as set forth in the next paragraph.

        The Make-Whole Premium will be calculated by an independent investment banking institution of national standing. If the Company fails to appoint an independent investment banking institution of national standing at least 45 days prior to the Redemption Date, or if the independent investment banking institution appointed by the Company is unwilling or unable to calculate the Make-Whole Premium, the calculation will be made by Citigroup Global Markets Inc. If Citigroup Global Markets Inc. is unwilling or unable to make the calculation, the Company will appoint a different independent investment banking institution of national standing to make the calculation.

ARTICLE TWELVE
MISCELLANEOUS

SECTION 1201.    Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

          (a)   The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, The City of New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

          (b)   The Company has irrevocably designated, appointed, and empowered CT Corporation, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents which may be served in any action, suit or proceeding brought against the Company in any United States or State court. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York on the terms and for the purposes of this Section 1201 satisfactory to the Trustee. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 1201 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company at its address specified in or designated pursuant to this Indenture. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Notes and the Trustee, to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the holder of any Note from U.S. dollars into another currency, the Company has agreed, and each holder by holding such Note will be deemed to have agreed, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such holder could purchase U.S. dollars with such other currency in The City of New York on the day two business days preceding the day on which final judgment is given.

          The obligation of the Company in respect of any sum payable by it to the holder of a Note shall, notwithstanding any judgment in a currency (the "judgment currency") other than U.S. dollars, be discharged only to the extent that on the business day following receipt by the holder of such Note of any sum adjudged to be so due in the judgment currency, the holder of such Note may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to the holder of such Note in the judgment currency (determined in the manner set forth in the preceding paragraph), the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the holder of such Note against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to the holder of such Note, such holder agrees to remit to the Company such excess, provided, however, that such holder shall have no obligation to remit any such excess as long as the Company shall have failed to pay such holder any obligations due and payable under such Note, in which case such excess may be applied to such obligations of the Company under such Note in accordance with the terms thereof.

          (c)   The provisions of this Section 1201 shall survive any termination of this Indenture, in whole or in part.

SECTION 1202.    Counterparts.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AES GENER S.A., as the Company
By

Name:
Title:
LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By

Name:
Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Note Registrar and Paying Agent
By

Name:
Title:

EXHIBIT A

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

                        ,

AES Gener S.A.
[address]

[Trustee]
[Address]

Attention: Corporate Trust Department

Re:	AES Gener S.A. (the "Company") 7.50% Senior Notes due 2014 (the "Notes")

Ladies and Gentlemen:

        In connection with our proposed sale of US$            aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1)   the offer of the Notes was not made to a person in the United States;

          (2)   either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3)   no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (5)   we have advised the transferee of the transfer restrictions applicable to the Notes;

          (6)   if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Notes may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Notes under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and

          (7)   if the sale is made during a restricted period and the provisions of Rule 903(c)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR
TRANSFER TO RULE 144A GLOBAL SECURITY
BEARING A SECURITIES ACT LEGEND

[Date]

AES Gener S.A.
[Address]

[Trustee]
[Address]

Re:
AES Gener S.A. (the "Company")
7.50% Senior Notes due 2014 (the "Notes")

Ladies and Gentlemen:

        Reference is hereby made to the Indenture dated as of March 22, 2004 in regard of the Notes among the Company, and Law Debenture Trust Company of New York as Trustee. Capitalized terms used but not defined herein will have the meaning given them in the Indenture.

        This letter relates to US$[            ] aggregate principal amount of the Notes which are held in [the form of a beneficial interest in the Regulation S Temporary Global Note (CINS No.                        ) with the Depositary in the name of the undersigned] [definitive form].

        The undersigned has requested transfer of such Notes to a Person who will take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note (CUSIP No.                         ). In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and on the Notes and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

          1.     the Notes are being transferred to a transferee that the undersigned reasonably believes is purchasing the Notes for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and

          2.     the undersigned reasonably believes that transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[NAME OF TRANSFEROR]
By:	Name: Title:

Dated: ________________________

QuickLinks

  Exhibit 4.1
CROSS REFERENCE TABLE
Table of Contents
RECITALS OF THE COMPANY
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE TWO NOTE FORMS
ARTICLE THREE THE NOTES
ARTICLE FOUR SATISFACTION AND DISCHARGE
ARTICLE FIVE REMEDIES
ARTICLE SIX THE TRUSTEE
ARTICLE SEVEN HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE
ARTICLE NINE SUPPLEMENTAL INDENTURES
ARTICLE TEN COVENANTS
ARTICLE ELEVEN REDEMPTION OF NOTES
ARTICLE TWELVE MISCELLANEOUS
  EXHIBIT A
Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S
  EXHIBIT B